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                                 Exhibit 99.1

Mpath Drives to Make Live Voice Ubiquitous on the Web
Internet Voice Strategy Solidified by Acquisition of Resounding Technology, Inc. and Company Name Change to "HearMe"

Mountain View, CA - (September 28, 1999)

MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)--Sept. 28, 1999--As proof of its ongoing mission to enable every Web site and Web user with real-time communications capabilities centered around live voice, Mpath Interactive, Inc. (Nasdaq:MPTH - news) announced today that it will acquire Massachusetts-based Resounding Technology, Inc., developer of Roger Wilco, an innovative voice-enabled application on the Web.

Terms of the acquisition were not disclosed. As further evidence of its commitment to the live voice market, Mpath also announced it has renamed the company "HearMe" (www.hearme.com). This change will allow the company to build a strong brand reflecting the rich experience associated with live audio interaction among people on the Internet. Company shares will now be traded under the symbol HEAR on the Nasdaq exchange (Nasdaq:HEAR - news) beginning Wednesday, September 29, 1999.

The Live Voice Market Opportunity

The acquisition of Resounding and the accompanying name change from Mpath Interactive to HearMe better position the company to capitalize on significant trends in the Internet industry that are opening the door for mass consumer adoption of live voice. First, HearMe will take advantage of an evolving area of Web usage focused on communications, collaboration, and community that is already being driven by the increasing popularity of e-mail, chat and instant messaging.

As consumers continue to demonstrate their enthusiasm for using the Internet to share ideas, meet people and collaborate, voice is the natural next step in the evolution of the Internet as a mass medium. HearMe is building upon its technology to offer support for new voice applications as the market expands.

Recognizing this next phase of Internet development, HearMe believes live voice on the Internet will become one of the most personal and compelling experiences through which groups of consumers can interact online. HearMe is uniquely poised to drive this opportunity and will use its expertise, technology, consumer understanding and business model to drive widespread adoption of live voice over the Web.

"The market for voice applications on the Internet is developing even faster than we anticipated and the acquisition and name change are part of our overall strategy to take advantage of the opportunity", said Paul Matteucci, president and CEO of HearMe (formerly Mpath Interactive, Inc.). "Ultimately, we envision that consumers will be able to leverage the personal qualities of
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live voice, wherever they go on the Internet. We anticipate that voice will drive future applications for group communication such as distance learning, live auctions, e-commerce sales fulfillment, business-to-business collaboration, customer support, technical service and conference calling."

Since the introduction of its own live voice community, HearMe.com(TM) in January 1999, the company has witnessed significant growth in voice chat usage and adoption. Usage trends over the second quarter of 1999 have shown that each voice chat visitor on average spends more than 300 minutes per month using voice chat.

In addition to signing up additional voice chat partners such as NetNoir and Teen.com, the company's myVoiceChat(TM) affiliate program, continues to see new sites sign up to bring voice chat to their sites. Since its launch in July, the myVoiceChat program has attracted more than 18,000 Web site affiliates. Similarly, since its commercial launch in May 1999, Resounding's Roger Wilco voice chat application has received over 350,000 downloads.

Cost Leadership Now, Consumer Broadband Later

The acquisition of Resounding combines two complementary voice technologies that together provide a broad range of voice solutions that blend seamlessly to take advantage of next generation Internet voice applications.

Not only will the combined solution offer one of the most cost-effective solutions for bringing voice to the international marketplace, but it provides an extremely economical approach to implementing new voice and rich media applications as broadband becomes a reality and the desire for richer Internet experiences grows.

"HearMe has demonstrated clear leadership in building live voice chat communities on the Internet," said Adam Frankl, CEO of Resounding. "We believe our technology perfectly complements their existing products and services and will enable HearMe to offer a comprehensive range of live voice solutions to the mass consumer market."

HearMe expects to announce a series of products and services over the next year which take advantage of the combined technology platform. Products will comprise a range of offerings for communities, personal communication and collaboration.

Third Quarter Results on Track

The company also announced that it continues to execute according to its business plan. Performance to date provides a solid foundation from which HearMe can move forward with the next phase of its strategy for Internet voice. The company's third quarter revenues are expected to be between $3.8 and $4.1 million. Similarly, basic and diluted losses per share are expected to be between $.23 and $.24 for the quarter ending September 30, 1999 excluding an anticipated one-time charge relating to the Resounding acquisition.
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Capitalizing on Live Voice

HearMe will accelerate investment in sales, marketing and technology development over the next five quarters to establish the HearMe(TM) brand, integrate and advance the combined technologies, and to increase capacity to handle greater-than-expected demand for live voice over the Internet.

The combined impact of these incremental investments will be approximately $25 million over five quarters beginning in the fourth quarter of 1999. The company expects these investments to increase reach and brand awareness dramatically, while lowering operating costs, beginning in the second half of 2000.

The company intends to focus its marketing efforts on growing the market for live voice by promoting the HearMe.com service and products based on the HearMe technology platform. This quarter, the company has already launched a significant new print campaign highlighting its myVoiceChat affiliates and voice chat benefits in national trade and business publications such as the The Wall Street Journal. Over the next five quarters, HearMe intends to expand its marketing efforts in national print, radio, Web, and location-based promotions.

The company's goal is to increase usage of HearMe's live voice services from the current level to more than 1 billion user minutes per month by the end of 2000, and 3 billion by the end of 2001.

About Resounding

Resounding Technology, Inc. is the developer of Roger Wilco a free real-time voice chat program that enhances communication among communities of users on the Internet. Since its commercial launch in May 1999, Roger Wilco has already hosted over 350,000 consumer downloads. In addition to offering consumer products and services, Resounding also offers a software developer's kit (SDK) for software publishers who want to integrate voice with their applications. Resounding Technology, Inc. is based in North Adams, Mass.

About HearMe

HearMe is dedicated to reshaping today's Internet applications into real-time interactive experiences through which large groups of people can interact and communicate using text, voice, and video. The company develops, operates and licenses technology that enables real-time Internet communication and communities where people can gather to share affinities, interests, or ideas.

Communication tools such as text chat applications and instant messengers are already incorporating HearMe's technology to enable real-time voice interaction among multiple people.

HearMe operates its own real-time consumer Internet communities, HearMe.com and Mplayer.com(TM). Companies working with HearMe technology and services include Yahoo!, Macromedia, Fujitsu, GTECH Corporation, LG InterNet, and CSK Sega. Founded in early 1995, HearMe is located in Mountain View, Calif.
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Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, without limitation, the Company's dependence on its ability to significantly increase its membership base, user minutes, advertising revenue and revenue from Technology Products customers, to maintain and develop strategic relationships with media, Internet and technology companies and to compete effectively. These and other risk factors are described in detail in the Company's Registration Statement on Form S-1, the Company's reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999 and in the Company's other filings with the Securities and Exchange Commission.

HearMe, HearMe.com, people-to-people, mplayer.com, and Mpath, are trademarks of Mpath Interactive, Inc. Mplayer and Mpath Interactive are registered trademarks of Mpath Interactive, Inc. All other product or service names mentioned herein are trademarks of their respective owners.